Exhibit 99.03
2006 Fourth Quarter Earnings August 3, 2006 Jeff Henderson Chief Financial Officer Financial Review

Forward-Looking and Adjusted Information Except for historical information, all other information in this presentation consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: competitive pressures; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; changes in the distribution patterns or reimbursement rates for health-care products and/or services; difficulties and uncertainties related to transitions in senior management and organizational changes; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties in opening new facilities or fully utilizing existing capacity; the costs, difficulties and uncertainties related the integration of acquired businesses; with respect to future dividends, the decision by the board of directors to declare such dividends, which is expected to consider Cardinal Health's surplus, earnings, cash flows, financial condition and prospects at the time any such action is considered; with respect to future share repurchases, the approval of the board of directors, which is expected to consider Cardinal Health's then-current stock price, earnings, cash flows, financial condition and prospects as well as alternatives available to Cardinal Health at the time any such action is considered; and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement. In addition, this presentation includes adjusted financial measures governed by Regulation G. A reconciliation of these measures is included at the end of this presentation and has been posted on the investor relations page at www.cardinalhealth.com. The slide entitled "FY 2006 Financial Targets & Goals" was included in the fiscal 2006 third quarter earnings call presentation and speaks as of that date, April 27, 2006. The information in Exhibits 99.01 and 99.02 to the Form 8-K dated April 27, 2006 that was intended to comply with Regulation G with respect to this slide is incorporated herein by reference.

Today's Agenda FY 2006 Q4 Results - Consolidated FY 2006 Q4 Results - Segments FY 2006 Results - Consolidated FY 2006 Financial Targets and Goals FY 2007 Financial Targets and Goals Other Items

Revenue Operating earnings Earnings from continuing operations Diluted EPS Operating cash flow Return on equity Q4 FY 2006 Recap $ M % Change 1 $21,708 12% $ 534 (2%) $ 339 12% $ 0.80 14% $ 506 15.9% $ M % Change 1 $ 569 (4%) $ 363 7% $ 0.86 9% GAAP Basis Excluding Special Items 18.6% Excluding Special Items and Equity Compensation Note: 1 % change over prior year

Operating Earnings and EPS Q4 Operating Earnings and EPS 5

Q4 FY 2006 SG&A Spending Total consolidated SG&A growth - 15% Key Contributors: Equity compensation expense 7 pp One Cardinal Health spending 2 pp Compensation items: executive severance, bonus accrual and other 1 pp Acquisitions: Parmed, Dohmen and Denver Biomedical 1 pp

Cardinal Health Business Analysis Pharmaceutical Distribution and Provider Services Q4 FY '06 Q4 FY '05 $ M $ M % change Revenues $ 18,206 $ 15,688 16% Operating earnings $ 268 $ 302 (11%) Non-recurring and other items $ 1 Highlights: DSD (non-bulk) sales increased 8%; Bulk customer sales increased 28% to $8.4 billion Earnings decline compared to last year due primarily to a LIFO credit of $6.5 million in fourth quarter of fiscal 2006 compared to a LIFO credit of $32 million in same period last year Q4 FY'06 impacted by an increased reserve of $10 million related to excess inventory from a vendor Operating margin also down vs. last year due to seasonality change driven by business model transition, bulk / DSD mix and competitive pricing in the retail segment DSD sell margins stable over the past 3 quarters Efficient inventory management - days inventory on hand declined 3 days vs. prior year

Cardinal Health Business Analysis Medical Products and Services Q4 FY '06 Q4 FY '05 $ M $ M % change Revenues $ 2,373 $ 2,532 (6%) Operating earnings $ 170 $ 159 7% Non-recurring and other items $ 12 Highlights: Expected loss of largest customer in Specialty Pharmaceutical Distribution business and the sale of this business during Q4 negatively impacted revenue growth and segment earnings Core medical products sales growth driven by International sales, infection prevention and laboratory products $12 million non-recurring cost in FY 2005 Q4 associated with latex litigation

Cardinal Health Business Analysis Pharmaceutical Technologies and Services Q4 FY '06 Q4 FY '05 $ M $ M % change Revenues $ 747 $ 713 5% Operating earnings $ 96 $ 75 28% Highlights: Good earnings growth from oral technologies, packaging services and nuclear pharmacy services Strong demand for proprietary technologies, led by Zydis Sequential improvements within sterile manufacturing Progress made toward commercial development at N. Raleigh and Brussels manufacturing sites

Cardinal Health Business Analysis Clinical Technologies and Services Q4 FY '06 Q4 FY '05 $ M $ M % change Revenues $ 649 $ 596 9% Operating earnings $ 111 $ 75 47% Highlights: Strong demand for both Pyxis and Alaris products - strong committed contract volume New customer contract wins drive Pyxis and Alaris revenue Good international growth for both Alaris and Pyxis Operational improvements at Pyxis and integration between Alaris and Pyxis paying dividends

Revenue Operating earnings Earnings from continuing operations Diluted EPS Operating cash flow Return on equity FY 2006 Recap $ M % Change 1 $81,364 10% $ 1,967 8% $ 1,245 12% $ 2.90 14% $ 2,163 14.4% $ M % Change 1 $ 2,062 1% $ 1,311 4% $ 3.06 6% GAAP Basis Excluding Special Items 16.9% Excluding Special Items and Equity Compensation Note: 1 % change over prior year

Operating Earnings and EPS FY 2006 Operating Earnings and EPS 12

FY 2006 - 2nd Half Metrics

FY 2006 Financial Targets & Goals 14 Last provided on April 27, 2006

FY 2007 Financial Targets & Goals

FY 2007 - Key Performance Drivers Strong customer demand and stable DSD (non-bulk) margins drive pharmaceutical distribution earnings Strong performance within higher margin manufacturing businesses Decline in equity compensation expense SG&A growth moderation Capital deployment

New Reporting Segments Supply Chain Services Supply Chain Services - Pharmaceutical Supply Chain Services - Medical Pharmaceutical & Medical Products Medical Products Manufacturing Pharmaceutical Technologies and Services Clinical Technologies and Services

Q&A